Exhibit 8




                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000

                                  June 21, 2002

Georgia Power Company
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308-3374

         Re:  Georgia Power Capital Trust V Trust Preferred Securities

Ladies and Gentlemen:

         We are acting as counsel to Georgia Power Company in connection with the issuance by Georgia Power Capital Trust V (the "Trust") of 17,600,000 7 1/8% Trust Preferred Securities (the "Preferred Securities"). In that connection, reference is made to (i) the registration statement under the Securities Act of 1933, as amended (the "Act"), of Georgia Power Company, the Trust, Georgia Power Capital Trust VI, Georgia Power Capital Trust VII and Georgia Power Capital Trust VIII on Form S-3 (Registration Nos. 333-57884, 333-57884-01, 333-57884-02,
333-57884-03 and 333-57884-04) filed with the Securities and Exchange Commission (the "Commission") on March 29, 2001, and declared effective by the Commission on April 12, 2001 (the "Registration Statement"), (ii) the prospectus of the Company and the Trust dated April 12, 2001 (the "Prospectus") included in the Registration Statement and (iii) the prospectus supplement dated June 13, 2002 (the "Final Supplemented Prospectus") relating to the Preferred Securities. Capitalized terms not otherwise defined herein shall have the meaning specified in the Prospectus and the Final Supplemented Prospectus.

         We have examined the Prospectus, the Final Supplemented Prospectus and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed that the Preferred Securities will be issued in accordance with the operative documents described in the Prospectus and the Final Supplemented Prospectus.

         Based on the foregoing, we are of the opinion that the statements of law and legal conclusions contained in the Final Supplemented Prospectus set forth under the caption "Certain Federal Income Tax Consequences" are correct in all material respects.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Certain Federal Income Tax Consequences" in the


                ATLANTA o HONG KONG o LONDON o NORFOLK o RICHMOND
                TYSONS CORNER o VIRGINIA BEACH o WASHINGTON, D.C.

June 21, 2002
Page 2

Prospectus Supplement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                               Very truly yours,

                               /s/  Troutman Sanders LLP

                               TROUTMAN SANDERS LLP